Exhibit 4.23

Execution Version

FIRST SUPPLEMENTAL INDENTURE AND GUARANTEE

This First Supplemental Indenture and Guarantee, dated as of January 16, 2015 (this “Supplemental Indenture” or “Guarantee”), among North Ocean II KS, a limited partnership organized and existing under the laws of Norway (“NO II KS”), North Ocean II AS, a company organized and existing under the laws of Norway (“NO II AS”), and McDermott Blackbird Holdings, LLC, a Delaware limited liability company ((together with NO II KS and NO II AS, the “New Guarantors”), McDermott International, Inc., as the Issuer, each other then-existing Guarantor under the Indenture referred to below, Wells Fargo Bank, National Association, as Trustee, paying agent and registrar under such Indenture and Wells Fargo Bank, National Association, as Collateral Agent under such Indenture.

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors, the Trustee and the Collateral Agent have heretofore executed and delivered an Indenture, dated as of April 16, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 8.000% Senior Secured Notes due 2021 of the Issuer (the “Notes”);

WHEREAS, Section 4.17 and Article X of the Indenture provides that the Issuer will cause any Restricted Subsidiary that guarantees any Indebtedness of the Issuer or any Guarantor under a Credit Facility to execute and deliver a Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations of the Issuer under the Indenture on the same terms and conditions as those set forth in the Indenture; and

WHEREAS, pursuant to Section 9.1(4) of the Indenture, the Trustee, the Collateral Agent, the Issuer and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder, to add additional Guarantors.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Issuer, the existing Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
Definitions

SECTION 1.1 Defined Terms.  As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound.  Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2 Guarantee.  Each New Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, jointly and severally with each other Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations of the Issuer pursuant to the Notes and the Indenture in accordance with Section 10.1(a) of the Indenture.

SECTION 2.3 Limitation of New Guarantors’ Liability.

(a) Notwithstanding anything set out to the contrary in this Supplemental Indenture or any other Indenture Document, the obligations and liabilities of NO II AS under any provision of the Indenture or any other Indenture Document to which it is a party shall not include any obligations or liabilities to the extent they would constitute unlawful financial assistance within the meaning of Section 8-7 and/or 8-10, cfr. Section 1-4, of the Norwegian Companies Act of 13 June 1997 no. 44, and the obligations and liabilities of NO II AS under the Indenture or any other Indenture Document only apply to the extent permitted by those provisions of the Norwegian Companies Act of 13 June 1997 no. 44.

(b) The total liability of NO II AS under the Indenture or any other Indenture Document to which it is a party shall never exceed $1,000,000,000 plus interest thereon and fees, costs and expenses as set out in the Indenture or any other Indenture Document.

(c) Notwithstanding anything set out to the contrary in this Supplemental Indenture or any other Indenture Document to the contrary, the obligations and liabilities of NO II KS under any provision of the Indenture or any other Indenture Document to which it is a party shall not include any obligations or liabilities to the extent they would be in breach of Section 2-26 and/or 3-17 of the Norwegian Partnership Act of 21 June 1985 no. 83, and the obligations and liabilities of NO II KS under this the Indenture or any other Indenture Document only apply to the extent permitted by those provisions of the Norwegian Partnership Act of 21 June 1985 no. 83.

(d) The total liability of NO II KS under the Indenture or any other Indenture Document to which it is a party shall never exceed $1,000,000,000 plus interest thereon and fees, costs and expenses as set out in the Indenture or any other Indenture Document.

ARTICLE III
Miscellaneous

SECTION 3.1 Notices.  All notices and other communications to each New Guarantor shall be given as provided in the Indenture to such New Guarantor, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

c/o McDermott International, Inc.

P.O. Box 940519

Houston, Texas 77094-7519

Facsimile:  (281) 870-5755

Attention:  Liane K. Hinrichs

With a copy to:

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana

Houston, Texas 77002-4995

Facsimile:  (713) 229-7738

Attention:  Ted W. Paris

SECTION 3.2 Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4 Service of Process.  Each of the Issuer and each non-U.S. Guarantor (including each applicable New Guarantor) hereby appoints McDermott, Inc. as its agent for service of process in any suit, action or proceeding with respect to this Supplemental Indenture, the Indenture, the Notes or the Guarantees and for actions brought under federal or state securities laws brought in any federal or state court located in The City of New York.

SECTION 3.5 Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

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SECTION 3.6 Ratification of Indenture; Supplemental Indentures Part of Indenture; No Liability of Trustee.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.  Neither the Trustee nor the Collateral Agent makes any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or each New Guarantor’s Guarantee.

SECTION 3.7 Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.8 Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture and Guarantee to be duly executed as of the date first above written.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer and Investor Relations

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First Supplemental Indenture and Guarantee

NEW GUARANTORS:

NORTH OCEAN II AS

By:	/s/ Donald A. MacLeod
Name:	Donald A. MacLeod
Title:	Chairman and Director

NORTH OCEAN II KS

By:	/s/ Donald A. MacLeod
Name:	Donald A. MacLeod
Title:	Chairman and Director, North Ocean II AS

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First Supplemental Indenture and Guarantee

NEW GUARANTORS CONT’D:

MCDERMOTT BLACKBIRD HOLDINGS, LLC

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer

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First Supplemental Indenture and Guarantee

EXISTING GUARANTORS:

MCDERMOTT FINANCE L.L.C.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Assistant Treasurer

DEEPSEA (HOLLAND) B.V.
DEEPSEA (UK) LIMITED
J. Ray McDermott (Luxembourg), S.ar.L.
J. Ray McDermott (Nigeria) LIMITED
J. Ray McDermott Investments B.V.
McDermott Holdings (U.K.) Limited
McDermott International B.V.
McDermott International Marine
Investments N.V.
Mc Dermott Overseas Investment Co. N.V.
McDermott Servicos Offshore do Brasil Ltda.
PT. Baja Wahana Indonesia
Singapore Huangdao Pte. Ltd.
Varsy International N.V.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Authorized Person

DEEPSEA (AMERICAS) LLC
DEEPSEA (EUROPE) LIMITED
DEEPSEA (US) INCORPORATED

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Assistant Treasurer

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Chartering Company (Singapore) Pte. Ltd.
DEEPSEA GROUP LIMITED
Eastern Marine Services, Inc.
Global Energy - McDermott Limited
Hydro Marine Services, Inc.
International Vessels Ltd.
J. Ray Holdings, Inc.
J. Ray McDermott (Aust.) Holding Pty. Limited
J. Ray McDermott (Caspian), Inc.
J. Ray McDermott (Qingdao) Pte. Ltd.
J. Ray McDermott Canada Holding, Ltd.
J. Ray McDermott Canada, Ltd.
J. Ray McDermott Engineering
Services Private Limited
J. Ray McDermott Far East, Inc.
J. Ray McDermott International Vessels, Ltd.
J. Ray McDermott International, Inc.
J. Ray McDermott Kazakhstan
limited liability partnership
J. Ray McDermott Logistic Services PVT. Limited
J. Ray McDermott Solutions, Inc.
J. Ray McDermott Technology, Inc.
J. Ray McDermott Underwater Services, Inc.
J. Ray McDermott West Africa Holdings, Inc.
J. RAY MCDERMOTT (NORWAY), AS
mcdermott subsea, inc.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Treasurer

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J. Ray McDermott West Africa, Inc.
Malmac Sdn. Bhd.
McDermott Asia Pacific Pte. Ltd.
McDermott Australia Pty. Ltd.
McDermott Caspian Contractors, Inc.
Mcdermott cayman ltd.
McDermott Eastern Hemisphere, Ltd.
McDermott Engineering, LLC
McDermott Far East, Inc.
McDermott Gulf Operating Company, Inc.
McDermott International Investments Co., Inc.
McDermott International Trading Co., Inc.
McDermott International Vessels, Inc.
McDermott Marine Construction Limited
McDermott Middle East, Inc.
McDermott Offshore Services Company, Inc.
McDermott Old JV Office, Inc.
McDermott Overseas, Inc.
McDermott Subsea Engineering, Inc.
McDermott Trade Corporation
North Atlantic Vessel, Inc.
Offshore Pipelines International, Ltd.
OPI Vessels, Inc.
OPMI, Ltd.
Sabine River Realty, Inc.
SparTEC, Inc.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Treasurer

J. Ray McDermott Holdings, LLC
J. Ray McDermott, S.A.
McDermott Investments, LLC
McDermott, Inc.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer

McDermott International Management, S. DE RL.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer and Investor Relations

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J. Ray McDermott de Mexico, S.A. de C.V.
McDermott Marine Mexico, S.A. de C.V.
Servicios Profesionales de Altamira, S.A. de C.V.
Servicios de Fabricacion de Altamira, S.A. de C.V.

By:	/s/ Ana L. Mendez Burkart
Name:	Ana L. Mendez Burkart
Title:	Attorney-in-fact

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First Supplemental Indenture and Guarantee

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

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First Supplemental Indenture and Guarantee